Exhibit 99.7

REVOCABLE PROXY

1895 BANCORP OF WISCONSIN, INC.

SPECIAL MEETING OF STOCKHOLDERS

[meeting date]

The undersigned hereby appoints the proxy committee of the Board of Directors of 1895 Bancorp of Wisconsin, Inc., a federal corporation, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of 1895 Bancorp of Wisconsin, Inc. that the undersigned is entitled to vote at the special meeting of stockholders, to be held at [meeting location] at [meeting time], local time, on [meeting date]. The proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

	FOR	AGAINST	ABSTAIN

1.  The approval of a plan of conversion whereby: (a) 1895 Bancorp of Wisconsin, MHC and 1895 Bancorp of Wisconsin, Inc., a federal corporation, will convert and reorganize from the mutual holding company structure to the stock holding company structure; (b) 1895 Bancorp of Wisconsin, Inc., a Maryland corporation (“New 1895 Bancorp”), will become the new stock holding company of PyraMax Bank, FSB; (c) the outstanding shares of 1895 Bancorp of Wisconsin, Inc., other than those held by 1895 Bancorp of Wisconsin, MHC, will be converted into shares of common stock of New 1895 Bancorp; and (d) New 1895 Bancorp will offer shares of its common stock for sale in a subscription offering, a community offering and, if necessary, a syndicated offering or firm commitment underwritten offering;

	☐	☐	☐

2.  The approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the plan of conversion and reorganization;

	☐	☐	☐

The following informational proposals.

3.  Approval of a provision in New 1895 Bancorp’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to New 1895 Bancorp’s articles of incorporation;

	☐	☐	☐

4. Approval of a provision in New 1895 Bancorp’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to New 1895 Bancorp’s bylaws;	☐	☐	☐
5. Approval of a provision in New 1895 Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of New 1895 Bancorp’s outstanding voting stock; and	☐	☐	☐

Such other business as may properly come before the meeting.

The Board of Directors recommends a vote “FOR” each of the above-listed proposals.

THE PROVISIONS OF NEW 1895 BANCORP’S ARTICLES OF INCORPORATION THAT ARE SUMMARIZED AS INFORMATIONAL PROPOSALS 3 THROUGH 5 WERE APPROVED AS PART OF THE PROCESS IN WHICH THE BOARD OF DIRECTORS OF 1895 BANCORP OF WISCONSIN, INC. APPROVED THE PLAN OF CONVERSION AND REORGANIZATION. THESE PROPOSALS ARE INFORMATIONAL IN NATURE ONLY, BECAUSE FEDERAL REGULATIONS GOVERNING MUTUAL-TO-STOCK CONVERSIONS DO NOT PROVIDE FOR VOTES ON MATTERS OTHER THAN THE PLAN. WHILE WE ARE ASKING YOU TO VOTE WITH RESPECT TO EACH OF THE INFORMATIONAL PROPOSALS LISTED ABOVE, THE PROPOSED PROVISIONS FOR WHICH AN INFORMATIONAL VOTE IS REQUESTED MAY BECOME EFFECTIVE IF STOCKHOLDERS APPROVE THE PLAN, REGARDLESS OF WHETHER STOCKHOLDERS VOTE TO APPROVE ANY OR ALL OF THE INFORMATIONAL PROPOSALS.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED FOR ONE OR MORE PROPOSALS, THIS PROXY, IF SIGNED, WILL BE VOTED “FOR” THE PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. NOT VOTING IS THE EQUIVALENT OF VOTING “AGAINST” THE APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the above-signed be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of 1895 Bancorp of Wisconsin, Inc. at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of 1895 Bancorp of Wisconsin, Inc. at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The above-signed acknowledges receipt from 1895 Bancorp of Wisconsin, Inc. prior to the execution of this proxy of a Notice of Special Meeting and the enclosed proxy statement/prospectus dated [_________].

Dated: _________________, ______ ☐    Check Box if You Plan to Attend the Special Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign, but only one holder is required to sign.

Please complete, sign and date this proxy card and return it promptly in the enclosed postage-prepaid envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING

The Notice of Special Meeting of Stockholders, Proxy Statement and Proxy Card are available at _______________________________.